UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

ELLINGTON RESIDENTIAL MORTGAGE REIT
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35896

Maryland	46-0687599
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 20, 2014, Ellington Residential Mortgage REIT (the “Company”) held its annual meeting of shareholders. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The final voting results for each of the matters submitted to a vote of the shareholders at the annual meeting are set forth below.
Proposal 1: Election of Directors
Votes regarding the election of seven directors, each of whom was elected for a term expiring at the 2015 annual meeting or until such time as his successor is elected and qualified, were as follows:

	For	Withheld	Broker Non-Votes
Thomas F. Robards	5,899,809	34,081	2,356,986
Michael W. Vranos	5,916,792	17,098	2,356,986
Laurence Penn	5,916,692	17,198	2,356,986
Ronald I. Simon, Ph.D.	5,913,862	20,028	2,356,986
Robert B. Allardice, III	5,915,886	18,004	2,356,986
David J. Miller	5,915,958	17,932	2,356,986
Menes O. Chee	4,404,046	1,529,844	2,356,986
Proposal 2: Ratification of the Appointment of the Company's Independent Registered Public Accountants
Votes regarding the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 were as follows:

For	Against	Abstentions	Broker Non-Votes
8,245,545	13,254	32,077	*
* No broker non-votes arose in connection with this proposal due to the fact that the proposal was considered “routine” under New York Stock Exchange Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT
Date:	May 21, 2014	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer